CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 11, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-09455 and 811-00523) of The Dreyfus Fund Incorporated.

                                ERNST & YOUNG LLP

New York, New York
April 25, 2002